Exhibit 99.1

Capstone Green Energy Files First Quarter Fiscal 2025 Financial Results

Now Current with SEC Reporting Requirements.

LOS ANGELES, CA / BUSINESS WIRE / October 17, 2024 / Capstone Green Energy Holdings, Inc. (the "Company"), the public successor to Capstone Green Energy Corporation, announced its financial results for the quarter ended June 30, 30204 (the first quarter of fiscal year 2025). The Company has now filed all of its SEC reports due for prior periods and continues to execute on its post-restructuring business plan.

Revenue for the first quarter of fiscal year 2025 was $15.6 million as compared to revenue of $23.9 million for the first quarter of fiscal year 2024. Revenue has been unfavorably impacted while the Company continues to work to overcome the adverse effects of the restructuring activities that it completed in fiscal 2024.

First Quarter Fiscal 2025 Highlights:

●	Gross Profit for the first quarter of fiscal 2025 was $3.8 million. The realization of price increases and a favorable sales mix provided a $0.4 million improvement over the first quarter of fiscal 2024.

●	Gross Margin for the first quarter of fiscal 2025 increased to 24% from 14% in the first quarter of fiscal 2024. Net loss was $3.9 million for the first quarter of fiscal 2025, inclusive of $2.5 million of one-time charges, compared to a net loss of $5.7 million for the same quarter of the prior fiscal year, representing a 31% improvement.

●	Adjusted EBITDA for first quarter of fiscal 2025 improved 153% to positive $0.7 million from negative $1.4 million in the first quarter last year, primarily due to improved gross profit and controlled operating expenses.

●	Total cash as of June 30, 2024, was $4.0 million, an improvement of $1.9 million from cash as of March 31, 2024, of $2.1 million.

●	Net cash provided by operating activities was $2.1 million for the first quarter of fiscal year 2025, a $6.9 million improvement from first quarter of fiscal 2024, which used cash of $4.8 million in operating activities. This positive change was mainly a result from the reduced Net Loss and a reduction in working capital caused by timing of payments.

●	The Company continues to remain compliant with its debt covenants.

“We are pleased to announce that with the filing of our first-quarter 10-Q for fiscal year 2025, the Company is now current with all SEC filings. This achievement positions us to move forward with the next steps in applying for the trading of our common stock on an over-the-counter market,” said John Juric, Chief Financial Officer of Capstone.

“The improvements in gross profit and adjusted EBITDA demonstrate our ability to put financial, business and operational discipline into the business. Getting to financial health is a key pillar of strength as part of our journey to drive profitable performance of the Company” stated Vince Canino, Chief Executive Officer of Capstone.

Additional Information

The Company is the public successor to Predecessor Capstone (CGRN) for SEC reporting purposes. Now that the Company is current in its SEC filings, it expects that it will be eligible to obtain a quotation of its common stock on the OTC Pink Sheet Market. The CUSIP number for the Company's common stock following the reorganization transactions consummated in December 2023 is 14067D607, and the ISIN number is US14067D6076.

About Capstone Green Energy

For over three decades, Capstone Green Energy has been at the forefront of microturbine technology, revolutionizing how businesses manage their energy supply. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,000 units to 83 countries, providing environmentally friendly and highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of commercial, industrial, and utility-scale options tailored to their specific needs, ranging from 65kW to multiple MWs. Capstone's product portfolio not only showcases our core microturbine technology but also includes flexible Energy-as-a-Service (EaaS), which includes build, own, and operate models as well as rental services.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer renewable gas products along with heat recovery solutions that enhance the sustainability and efficiency of our client's operations, contributing to a cleaner and more responsible energy landscape.

Capstone offers fast, turnkey power rental solutions for customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding future trading of its common stock on an over-the-counter market and the other statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements.

Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weaknesses in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s continuing ability to comply with the restrictions imposed by covenants contained in the exit financing and the limited liability company agreement of its operating subsidiary;  employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings; risks related to the previously announced restatement (including inquiries from the SEC and stockholder lawsuits). For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

The Company reminds investors that, although the Company is today filing its quarterly report for its fiscal quarter ended June 30, 2024, .the Company cautions investors and prospective investors that its operating results for, and its financial condition as of the end of, the fiscal quarter included in the quarterly report filed today may not be indicative of its financial results for, and financial condition as of the end of, its fiscal quarter ended September 30, 2024. The Company cautions investors and prospective investors not to place undue reliance on the financial and other information contained in the quarterly report filed by the Company today.

Financial Tables to Follow

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	June 30,	March 31,
	2024	2024
Assets
Current Assets:
Cash	$3,975	$2,085
Accounts receivable, net of allowances of $3,439 at June 30, 2024 and $3,287 at March 31, 2024	7,031	6,552
Inventories	20,143	20,642
Prepaid expenses and other current assets	4,689	5,449
Total current assets	35,838	34,728
Property, plant, equipment and rental assets, net	25,140	25,854
Finance lease right-of-use assets	4,240	4,391
Operating lease right-of-use assets	11,299	12,279
Non-current portion of inventories	3,999	3,917
Other assets	2,946	3,037
Total assets	$83,462	$84,206
Liabilities, Temporary Equity and Stockholders’ Deficiency
Current Liabilities:
Accounts payable and accrued expenses	$22,017	$18,212
Accrued salaries and wages	1,257	1,220
Accrued warranty reserve	1,334	1,437
Deferred revenue, current	11,867	11,183
Finance lease liability, current	945	964
Operating lease liability, current	4,099	4,041
Factory protection plan liability	6,319	7,259
Exit new money notes, net of discount, current	—	28,911
Total current liabilities	47,838	73,227
Deferred revenue, non-current	617	675
Finance lease liability, non-current	2,080	2,300
Operating lease liability, non-current	7,480	8,527
Exit new money notes, net of discount, non-current	29,849	—
Other non-current liabilities	265	264
Total liabilities	88,129	84,993
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	13,859	13,859
Stockholders’ deficiency:
Preferred stock, $.001 par value; 1,000,000 shares authorized, and none issued	—	—
Common stock, $.001 par value; 59,400,000 shares authorized, 18,540,789 shares issued and outstanding at June 30, 2024 and March 31, 2024	18	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at June 30, 2024 and March 31, 2024	1	1
Additional paid-in capital	955,202	955,145
Accumulated deficit	(973,747)	(969,810)
Total stockholders’ deficiency	(18,526)	(14,646)
Total liabilities, temporary equity and stockholders' deficiency	$83,462	$84,206

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2024	2023
Revenue, net:
Product and accessories	$5,361	$13,207
Parts, services and rentals	10,282	10,696
Total revenue, net	15,643	23,903
Cost of goods sold:
Product and accessories	5,960	14,130
Parts, services and rentals	5,896	6,336
Total cost of goods sold	11,856	20,466
Gross profit	3,787	3,437
Operating expenses:
Research and development	548	665
Selling, general and administrative	6,783	6,804
Total operating expenses	7,331	7,469
Loss from operations	(3,544)	(4,032)
Other income, net	591	10
Interest income	2	58
Interest expense	(978)	(1,697)
Loss before provision for income taxes	(3,929)	(5,661)
Provision for income taxes	8	18
Net loss	(3,937)	(5,679)

Net loss per share of common stock and non-voting common stock—basic and diluted	$(0.21)	$(0.31)
Weighted average shares used to calculate basic and diluted net loss per share of common stock and non-voting common stock	19,049	18,423

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	Three Months Ended June 30,
	2024	2023
Net loss, as reported	$(3,937)	$(5,679)
Interest expense	978	1,697
Provision for income taxes	8	18
Depreciation and amortization	1,014	943
EBITDA	$(1,937)	$(3,021)

Stock-based compensation	57	307
Restructuring	234	25
Financing expense	35	1,258
Shareholder litigation expense	508	—
Non-recurring legal expense	8	—
Restatement expense	1,828	54
Adjusted EBITDA	$733	$(1,377)

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal and restatement expenses.  Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expense relates to the evaluation and negotiation of debt. Shareholder litigation expense resulted from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees, Restatement expenses are professional fees related to the restatement of the Company’s prior year financials.

Adjusted EBITDA is not a measure of the company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com